Exhibit 4.2

CELLCO PARTNERSHIP

and

VERIZON WIRELESS CAPITAL LLC

Issuers

U.S. Bank National Association

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 18, 2008

TO

INDENTURE

Dated as of November 21, 2008

FIRST SUPPLEMENTAL INDENTURE, dated as of December 18, 2008 (herein called the “Supplemental Indenture”), among CELLCO PARTNERSHIP, a general partnership existing under the laws of Delaware and having its principal office at One Verizon Way, Basking Ridge, New Jersey 07920 (hereinafter called the “Partnership”), VERIZON WIRELESS CAPITAL LLC, a limited liability partnership existing under the laws of Delaware and having its principal executive office at One Verizon Way, Basking Ridge, New Jersey 07920 (hereinafter called “Capital” and, together with the Partnership, the “Issuers”) and U.S. Bank National Association, a banking association organized and existing under the laws of the United States of America, as Trustee (hereinafter called the “Trustee”), under the Indenture dated as of November 21, 2008, among the Partnership, Capital and the Trustee (hereinafter referred to as the “Original Indenture”). Capitalized terms used but not otherwise defined herein are used as defined under the Original Indenture.

RECITALS

WHEREAS, the Partnership and Capital have duly authorized the issuance from time to time of their securities, in one or more series, evidencing their unsecured indebtedness (the “Securities”) pursuant to the Original Indenture;

WHEREAS, in accordance with Section 901 of the Original Indenture, the Partnership, Capital and the Trustee may enter into supplemental indentures to the Original Indenture without the consent of the Holders of Securities to, among other things, (i) issue and establish the form and terms of any series of Securities and (ii) cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with the Original Indenture, or to make such other provisions in regard to matters or questions arising under the Original Indenture as shall not be inconsistent with the provisions of the Original Indenture and not adversely affect the interests of the Holders of the Securities of any series; and

WHEREAS, the Partnership and Capital have determined that the requirements of the Original Indenture have been satisfied and have requested the Trustee to join with them in the execution and delivery of this Supplemental Indenture; all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms have been met; and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Partnership and Capital covenant and agree with the Trustee as follows:

ARTICLE ONE

AMENDMENTS TO TERMS OF THE ORIGINAL INDENTURE

SECTION 1.01. Amendments.

(a) The defined term “Business Day” in Section 101 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Securities not denominated in Dollars, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Foreign Currency or currency unit or, if the Foreign Currency or currency unit is euro, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System is open; provided, further, with respect to LIBOR Securities, that the day is also a London Business Day; provided, however, that if a different business day convention is specified in the form of the Securities for a particular series of Securities, then the term “Business Day” shall have the meaning specified therein for all purposes under this Indenture.

(b) Section 105 of the Original Indenture is hereby amended in its entirety to read as follows:

SECTION 105. Notices, Etc., to Trustee and Issuers.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee for a series of Securities by any Holder or by either Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with such Trustee at its Corporate Trust Office, Attention: Corporate Trustee Administration Department, or if sent by facsimile transmission, to a facsimile number provided by the Trustee, with a copy mailed, first class postage prepaid, or sent via overnight delivery service or international courier, to the Trustee addressed to it as provided above, or

(2) an Issuer by such Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in paragraphs (3), (4) and (5) of Section 501) if in writing and mailed, first class postage prepaid, addressed to it at the address of the Partnership’s principal office specified in the first paragraph of this instrument, Attention: General Counsel or at any other address previously furnished in writing to such Trustee by such Issuer, or if sent by facsimile transmission, to a facsimile number provided to the Trustee by such Issuer, with a copy mailed, first class postage prepaid, or sent via overnight delivery service or international courier, to such Issuer addressed to it as provided above.

(c) The third paragraph of Section 201 of the Original Indenture is hereby amended in its entirety to read as follows:

Unless determined differently as contemplated by the second preceding paragraph, Restricted Securities of a series offered and sold outside the United States of America in reliance on Regulation S (each, a “Regulation S Security”) shall be issued initially in the form of one or more temporary Global Securities, without interest coupons, bearing appropriate legends as set forth in Section 204 (each a “Regulation S Temporary Global Security”), which shall be deposited on behalf of the purchasers of the Securities represented thereby with either (i) the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, or (ii) a common depositary on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking, société anonyme (the “Common Depositary”), and registered in the name of the Common Depositary or its nominee, in each case duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Following the termination of the Regulation S Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in one or more permanent Global Securities, without interest coupons, bearing appropriate legends as set forth in Section 204 (each, a “Regulation S Permanent Global Security” and together with the Regulation S Temporary Global Security, each a “Regulation S Global Security”) upon the receipt by the Trustee of a written certificate from the Depositary certifying that it has received certification of non-United States beneficial ownership of the aggregate principal amount of the Regulation S Temporary Global Security to be so exchanged (except to the extent of any beneficial owners thereof who acquire an interest therein during the Regulation S Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security bearing a Private Placement Legend). The Regulation S Permanent Global Securities shall be deposited on behalf of the purchasers of the Securities represented thereby with either (i) the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, or (ii) the Common Depositary, and registered in the name of the Common Depositary or its nominee, in each case duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. As set forth in Section 3.04(c) hereof, simultaneously with the authentication of Regulation S Permanent Global Securities or corresponding increase of the aggregate principal amount thereof, as applicable, the Trustee shall make a corresponding reduction in the aggregate principal amount of the Regulation S Temporary Global Security, and, when the aggregate principal amount of such Regulation S Temporary Global Security is zero, the Trustee shall cancel the Regulation S Temporary Global Security.

(d) The remainder of Section 201 of the Original Indenture shall remain unchanged.

(e) The first two paragraphs of Section 305 of the Original Indenture are hereby amended in their entirety to read as follows:

The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee or in a Place of Payment for the Securities of each series a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe (including, without limitation, such regulations as may be necessary or appropriate to confirm compliance with applicable laws and regulations), the Issuers shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Issuers may from time to time appoint one or more co-registrars. The term “Security Registrar” includes any co-registrars. The Issuers shall, so long as any Securities are in global form and are registered in the name of the Common Depositary or its nominee, maintain a co-registrar located within the European Union. The Trustee is hereby initially appointed Security Registrar for the purpose of registering Registered Securities and transfers of Registered Securities of such series as herein provided.

Upon surrender for registration of transfer of any Registered Security of any particular series at the office or agency of the Issuers in a Place of Payment for that series, the Issuers shall execute, and the Trustee for the Securities of that series shall authenticate and deliver, or cause to be authenticated and delivered, in the name of the designated transferee or transferees, one or more new Registered Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions.

(f) The remainder of Section 305 of the Original Indenture shall remain unchanged.

(g) Section 306 of the Original Indenture is hereby amended in its entirety to read as follows:

SECTION 306. Additional Provisions Applicable to Transfer and Exchange of Restricted Securities.

(a) Notwithstanding anything to the contrary, the following provisions shall apply with respect to any proposed transfer of Rule 144A Securities or IAI Securities prior to the date which is one year after the later of the date of its original issue and the last date on which an Issuer or any Affiliate of an Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) other than transfers pursuant to an effective registration statement or a transfer in exchange for Exchange Securities as part of a registered exchange offer:

(A) a transfer of a Rule 144A Security or an IAI Security or a beneficial interest therein to a QIB shall be made upon the receipt by the Trustee or its agent of the representation of the transferee to the effect that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(B) a transfer of a Rule 144A Security or an IAI Security or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 307 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(C) a transfer of a Rule 144A Security or an IAI Security or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 308 from the proposed transferor and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

(b) Notwithstanding anything to the contrary, the following provisions shall apply with respect to any proposed transfer of a Regulation S Security prior to the expiration of the Regulation S Restricted Period and the issuance of a Regulation S Permanent Global Security other than transfers pursuant to an effective registration statement or a transfer in exchange for Exchange Securities as part of a registered exchange offer:

(A) a transfer of a Regulation S Security or a beneficial interest therein to a QIB shall be made upon the receipt by the Trustee or its agent of the representation of the transferee to the effect that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(B) a transfer of a Regulation S Security or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 307 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(C) (i) except in the case of Securities of a series initially offered and sold exclusively pursuant to Regulations S and as to which no Rule 144A Securities or IAI Securities have been issued or (ii) unless the applicable Issuer Orders, Officer’s Certificates, or Board Resolutions otherwise provide, a transfer of a Regulation S Security or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 308 hereof from the proposed transferor and, if requested by the Issuers or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them; provided, however, that no Issuer Order, Officer’s Certificate or Board Resolution may suspend such requirements if such suspension would permit a transfer of a Regulation S Security or a beneficial interest therein to be effected in violation of applicable securities laws.

After the expiration of the Regulation S Restricted Period, interests in a Regulation S Security may be transferred without requiring certification set forth in Section 307, Section 308 or any additional certification; provided that certification shall be required in the case of a transferee who takes delivery in the form of an interest in the Rule 144A Global Security and, at any time, in the case of a transfer to an IAI, a certificate in the form set forth by Section 307 may be required by the Issuers.

(c) The Issuers shall deliver to the Trustee an Officer’s Certificate of each Issuer setting forth the Resale Restriction Termination Date and the Regulation S Restricted Period.

The Securities Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 204 or this Section 306. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Securities Registrar.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01. Execution of Supplemental Indenture.

This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 2.02. Conflict with Trust Indenture Act.

If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

SECTION 2.03. Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Partnership and Capital shall bind their respective successors and assigns, whether so expressed or not.

SECTION 2.04. Separability Clause.

In case any one or more of the provisions contained in this Supplemental Indenture, the Original Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, the Original Indenture or of such Securities, but this Supplemental Indenture, the Original Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.05. Benefits of Supplemental Indenture.

Nothing in this Supplemental Indenture or in the Original Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders (to the extent specified herein or therein), any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 2.06. Governing Law.

This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 2.07. Execution and Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 2.08. Notices.

Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Partnership:

Cellco Partnership

One Verizon Way

Basking Ridge, New Jersey 07920

Attention: General Counsel

if to Capital:

Verizon Wireless Capital LLC

One Verizon Way

Basking Ridge, New Jersey 07920

Attention: General Counsel

if to the Trustee:

U.S. Bank National Association

2 Liberty Place

50 S. 16th Street, Suite 2000

Philadelphia, PA 19102

Attention: Corporate Trust Services

The Partnership, Capital or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Security Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Issuers mail a notice or communication to the Holders, they shall mail a copy to the Trustee and each Security Registrar, Paying Agent or co-registrar.

SECTION 2.09 Immunity of Partners, Members, Officers and Directors.

No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on any Security or coupon of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Supplemental Indenture, against any partner, member, incorporator, stockholder, officer, director or member of the Board of Directors, as such, past, present or future, of either of the Issuers or of any successor or any of their assets, either directly or indirectly through an Issuer or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that no personal liability whatever shall attach to, or is incurred by, any partner, member, incorporator, stockholder, officer, director or member of the Board of Directors, past, present or future, of either Issuer or of any successor to either Issuer or any of their assets, either directly or indirectly through an Issuer or any successor to either Issuer, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Supplemental Indenture or in any of the Securities or coupons of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the Issuers’ execution of this Supplemental Indenture and the issuance of the Securities and coupons of each series.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

CELLCO PARTNERSHIP Issuer

		By:	/s/ John Townsend
		Name:	John Townsend
		Title:	Vice President and Chief Financial Officer

Attest:

/s/ Karen M. Shipman
Name:	Karen M. Shipman
Title:	Assistant Secretary
VERIZON WIRELESS CAPITAL LLC Issuer

		By:	/s/ John Townsend
		Name:	John Townsend
		Title:	Vice President and Chief Financial Officer

Attest:

/s/ Karen M. Shipman
Name:	Karen M. Shipman
Title:	Assistant Secretary
U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ C. Hromych
		Name:	C. Hromych
		Title:	Vice President

Attest:

/s/ Stacy L. Mitchell
Name:	Stacy L. Mitchell
Title:	Assistant Vice President

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